Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference of our report dated June 29, 2021, appearing in the Annual Report of Progressive Leasing Employee Retirement Plan on Form 11-K for the year ended December 31, 2020, in the Registration Statement of PROG Holdings, Inc. on Form S-8 (File No. 333-171113).

/s/ Windham Brannon, LLC

Atlanta, Georgia
June 29, 2021